UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

ALPHA NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 2345,

Abingdon, VA 24212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2008, Alpha Natural Resources, Inc., a Delaware corporation (“Alpha”), entered into a merger agreement (the “Merger Agreement”) with Daily Double Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Cleveland-Cliffs Inc, an Ohio corporation ( “Cleveland-Cliffs”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Alpha, with Alpha continuing as the surviving corporation and a direct, wholly owned subsidiary of Cleveland-Cliffs (the “Merger”).

At the effective time and as a result of the Merger, Alpha stockholders will be entitled to receive in exchange for each issued and outstanding share of Alpha common stock: (i) $22.23 in cash and (ii) 0.95 common shares of Cleveland-Cliffs.

The receipt of the Cleveland-Cliffs common shares by Alpha stockholders in the Merger is expected to be tax free for U.S. federal income tax purposes.

Immediately following the Merger, Alpha’s stockholders will own approximately 40% of the Cleveland-Cliffs’s common shares and the Cleveland-Cliffs’s shareholders will own approximately 60% of the Company’s common shares. All outstanding Alpha stock options (whether vested or unvested) will be assumed by Cleveland-Cliffs. Each such option previously exercisable for Alpha common shares will then become exercisable for Cleveland-Cliffs’s common shares. Unvested restricted shares and performance shares of Alpha will become vested at the effective time of the Merger, with performance shares being cash-settled.

Alpha and Cleveland-Cliffs have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger. The completion of the Merger is subject to approval by the shareholders of each of Alpha and Cleveland-Cliffs and the satisfaction of customary conditions, including antitrust approval.

The board of directors of each of Alpha and Cleveland-Cliffs has adopted a resolution recommending approval and adoption of the Merger and the Merger Agreement by its respective shareholders.

The Merger Agreement contains certain customary termination rights for both Alpha and Cleveland-Cliffs.

If Alpha terminates the Merger Agreement because Cleveland-Cliffs’s Board of Directors withdraws its recommendation of the deal, or if the Merger Agreement is terminated in certain circumstances and Cleveland-Cliffs enters into or consummates another transaction within one year of such termination, then Cleveland-Cliffs will owe Alpha a $350 million termination fee. If Cleveland-Cliffs terminates the Merger Agreement because Alpha’s Board of Directors withdraws its recommendation of the deal, or Alpha terminates to accept an alternative transaction, or if the Merger Agreement is terminated in certain circumstances and Alpha enters into or consummates another transaction within one year of such termination, then Alpha will owe Cleveland-Cliffs a $350 million termination fee.

If Alpha’s stockholders do not approve the Merger, Alpha will owe the Company a $100 million termination fee. If Cleveland-Cliffs’s shareholders do not approve the Merger, the Company will owe Alpha a $100 million termination fee.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

2

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding expected synergies resulting from the merger of Cleveland-Cliffs and Alpha, combined operating and financial data, the combined company’s plans, objectives, expectations and intentions and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; the impact of consolidation and rationalization in the steel industry; timing of changes in customer coal inventories; changes in, renewal of and acquiring new long-term coal supply arrangements; inherent risks of coal mining beyond the combined company’s control; environmental laws, including those directly affecting coal mining production, and those affecting customers' coal usage; competition in coal markets; railroad, barge, truck and other transportation performance and costs; the geological characteristics of Central and Northern Appalachian coal reserves; availability of mining and processing equipment and parts; the combined company’s assumptions concerning economically recoverable coal reserve estimates; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain governmental approvals of the transaction on the proposed terms and schedule, and any conditions imposed on the combined company in connection with consummation of the merger; the failure to obtain approval of the merger by the stockholders of Cleveland-Cliffs and Alpha and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Cleveland-Cliffs’ and Alpha’s respective reports filed with the SEC, including each of Cleveland-Cliffs’ and Alpha’s annual report on Form 10-K for the year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008, as such reports may have been amended. This document speaks only as of its date, and Cleveland-Cliffs and Alpha each disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. CLEVELAND-CLIFFS AND ALPHA SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final joint proxy statement/prospectus will be mailed to shareholders of Cleveland-Cliffs and shareholders of Alpha. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, from Cleveland-Cliffs Inc, Investor Relations, 1100 Superior Avenue, Cleveland, Ohio 44114-2544, or call (216) 694-5700, or from Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, attention: Investor Relations, or call (276) 619-4410.

Participants In Solicitation

Cleveland-Cliffs and Alpha and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Cleveland-Cliffs’ participants is set forth in the proxy statement dated March 26, 2008, for Cleveland-Cliffs’ 2008 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Alpha’ participants is set forth in the proxy statement, dated April 2, 2008, for Alpha’s 2008 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Cleveland-Cliffs and Alpha in the solicitation of proxies in respect of the proposed merger will be included in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

3

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 15, 2008, between Cleveland-Cliffs Inc, Daily Double Acquisition, Inc. and Alpha Natural Resources, Inc.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

July 17, 2008	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Vice President, General Counsel and Secretary

5

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2008, between Cleveland-Cliffs Inc, Daily Double Acquisition, Inc. and Alpha Natural Resources, Inc.

6